QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.4

THE DIRECTV GROUP, INC.

PART IV

ITEM 15.    FINANCIAL STATEMENTS SCHEDULES

Page Number
(a)	1.	Financial Statement Schedule I—Condensed Financial Information of the Registrant	2

THE DIRECTV GROUP, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

CONDENSED STATEMENTS OF OPERATIONS
(Parent Company Only)

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Operating costs and expenses
General and administrative expenses	$68	$87	$79

Operating loss	(68)	(87)	(79)
Interest income	35	43	61
Interest expense	(3)	(3)	(5)
Equity in net earnings of subsidiaries	2,430	2,434	2,309
Other, net	(15)	(10)	—

Income from continuing operations before income taxes	2,379	2,377	2,286
Income tax expense	(864)	(943)	(866)

Income from continuing operations	1,515	1,434	1,420
Income from discontinued operations, net of taxes	6	17	—

Net income	$1,521	$1,451	$1,420

CONDENSED BALANCE SHEETS
(Parent Company Only)

	December 31,
	2008	2007
	(Dollars in Millions)
ASSETS
Current assets
Cash and cash equivalents	$536	$74
Accounts and interest receivables from subsidiaries	30	29
Deferred income taxes	15	53
Prepaid expenses and other	110	15

Total current assets	691	171
Investments in subsidiaries	5,134	6,910
Other assets	67	94

Total assets	$5,892	$7,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable, and accrued liabilities	$112	$79

Total current liabilities	112	79
Deferred income taxes	424	474
Other liabilities and deferred credits	400	309
Commitments and contingencies
Redeemable noncontrolling interest	325	300
Stockholders' equity	4,631	6,013

Total liabilities and stockholders' equity	$5,892	$7,175

Reference should be made to the Notes to the Condensed Financial Statements.

THE DIRECTV GROUP, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

CONDENSED STATEMENTS OF CASH FLOWS
(Parent Company Only)

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Cash Flows from Operating Activities
Net cash used in operating activities	$(16)	$(388)	$(256)

Cash Flows from Investing Activities
Purchase of short-term investments	—	(588)	(2,517)
Sale of short-term investments	—	748	3,029
Dividends from, net of investments in, subsidiaries	3,390	1,259	992
Cash paid for property and equipment	(17)	(30)	—
Other, net	6	(5)	13

Net cash provided by investing activities	3,379	1,384	1,517

Cash Flows from Financing Activities
Common shares repurchased and retired	(3,174)	(2,025)	(2,977)
Capital contribution	160	—	—
Stock options exercised	105	118	257
Excess tax benefit from share-based compensation	8	7	2

Net cash used in financing activities	(2,901)	(1,900)	(2,718)

Net increase in cash and cash equivalents	462	(904)	(1,457)
Cash and cash equivalents at beginning of the year	74	978	2,435

Cash and cash equivalents at end of the year	$536	$74	$978

Reference should be made to the Notes to the Condensed Financial Statements.

THE DIRECTV GROUP, INC.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

        As discussed in Note 8 of the Notes to the Consolidated Financial Statements, the terms of the DIRECTV Holdings LLC credit facility limit DIRECTV Holdings LLC and its respective subsidiaries from transferring funds to us in the form of cash dividends, loans or advances. In the parent company only financial statements, we state our investments in subsidiaries at cost, net of equity in earnings of subsidiaries, since the date of formation/acquisition. As a result, we include our interest in the net assets of DIRECTV Holdings LLC, which total approximately $2.7 billion at December 31, 2008 and $4.7 billion at December 31, 2007 in "Investments in subsidiaries" in the accompanying Condensed Balance Sheets of the parent company. The parent company only financial statements and related notes should be read in conjunction with our consolidated financial statements and notes thereto.

Note 2: Credit Facilities

        See Note 8 of the Notes to the Consolidated Financial Statements.

Note 3: Contingencies

        See Note 19 of the Notes to the Consolidated Financial Statements.

Note 4: Dividends Received

        We received dividends from DIRECTV U.S. in the amounts of $3,400 million in 2008, $1,050 million in 2007 and $300 million in 2006 from available cash and cash equivalents. See Note 6 of the Notes to the Consolidated Financial Statements for other dividends received.

QuickLinks

  Exhibit 99.4
PART IV
  ITEM 15. FINANCIAL STATEMENTS SCHEDULES
THE DIRECTV GROUP, INC. SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT